Exhibit 10.12

HEIDRICK & STRUGGLES

Consultants in Executive Search

Jeffrey W. Hodge	December 29, 1999
Managing Partner

Mr. Kelvin Thompson

234 Reed Street

Mill Valley, CA 94941

Dear Kelvin:

I am pleased to confirm Heidrick & Struggles, Inc.’s offer of employment to you.

We are looking forward to your arrival and want to set forth our understanding:

1.	You will join our San Francisco Office recruiting staff with the title of Partner at a monthly base salary of $20,833.33 (which is $250,000.00 annually), commencing on your first day of employment, which shall be April 24, 2000, or the date you receive your employment pass making you eligible to work legally for us in the United States. Currently salaries are reviewed annually in November/December, so that your first salary review will be in November/December 2000.

2.	You will first be eligible to be considered for a discretionary bonus for the bonus year ending in 2000. Currently all bonuses are paid in December and the following March. You understand that except for the signing bonus referred to below, all bonuses are discretionary and not earned until declared by the Board of Directors or appropriate committee of the Board of Directors, and that all bonuses, including the signing bonus referred to below, are payable only if you are in our employ on the bonus payment dates. A copy of our current U.S. Partner/Principal Cash Compensation Policy is enclosed with this letter.

Your total cash compensation will be subject to our GlobalShare program. As such, any bonus you receive (except for the signing bonus referred to below) may be partially paid in equity in accordance with our GlobalShare program.

As we discussed, you will be eligible to receive the following bonus:

A.	Signing Bonus. You will receive a signing (non-performance related) bonus of $600,000.00 to be paid on your regular payroll date within 30 days of your hire date.

This payment to you is made subject to the condition that you not resign your employment during the first two years. If you should resign from our firm within two years from your employment start date, you will repay the entire

Four Embarcadero Center    Suite 3570    San Francisco, CA 94111    Phone: 415/981-2854    FAX: 415/981-0482

Heidrick & Struggles, Inc.    Offices in Principal Cities of the World

Mr. Kelvin Thompson

December 29, 1999

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$600,000.00 signing bonus within five (5) business days following your notice of resignation. You will be entitled to retain all interest or investment return realized from such payment. If you voluntarily resign within the first two years, you authorize us to deduct and/or offset the amount referred to in the foregoing sentence from any compensation or other sums that may be due to you at that time, and you will repay the balance, if any, after such deduction/offset of the $600,000.00 remaining due to us.

Our actual Fee and SOB expectations of you are as follows:

Bonus Year	Fee	SOB
February 1, 2000 to December 31, 2000	$2,000,000	$2,500,000
January 1, 2001 to December 31, 2001	$2,100,000	$2,600,000
January 1, 2002 to December 31, 2002	$2,700,000	$2,700,000

with future years’ numbers exceeding the foregoing (after inflation). You understand that you are expected to be a “self-starter” and you have stated that you will be developing business from your own contacts.

3.	You have agreed to purchase within 60 days following your hire date, $165,000.00 of Heidrick & Struggles, Inc. common stock on the market, and to send us a copy of your stockbrokers purchase confirmation evidencing such purchase. You have also agreed not to sell such shares for two (2) years following your purchase of such shares.

4.	You will be eligible to participate in our benefit programs in accordance with the programs’ written terms as set forth in plan documents. Copies of the booklets and Summary Plan Descriptions describing our group health, life/AD&D insurance, long-term disability, time-off benefits such as vacation, paid holidays, paid sick time, short-term disability salary continuation, and the Flexible Spending Account and Heidrick & Struggles, Inc. 401 (k) Profit-Sharing and Retirement Plan will be provided at a later date.

5.	Our benefit programs, bonus programs, and policies are reviewed from time to time by the company’s management, and our programs and policies may be modified, amended or completely terminated at any time.

6.	Pursuant to the Immigration and Nationality Act, our company is required to verify the identity and employment authorization of all new hires. In order to comply with this legal obligation, we must complete an Employment Eligibility Verification Form I-9 within three days of hire. We have enclosed a Form I-9 for your review. Please note that you will need to provide either (i) one document from “List A” or (ii) one

HEIDRICK & STRUGGLES

Consultants in Executive Search

Mr. Kelvin Thompson

December 29, 1999

Page Three

document from “List B” and one document from “List C” of the form (see page two of the enclosed I-9 Form). Your initial and continuing employment will be subject to your having the ability to work legally in the United States. If you anticipate having difficulty completing the Form I-9 or producing the required documents, please advise me as soon as possible.

7.	You will be an “employee at will” unless or until we may otherwise agree in writing. This gives both of us maximum flexibility and permits either of us to terminate employment and compensation at any time with or without cause or notice except for such period of notice as may be expressly provided in writing under written company employment policies in effect at the time of such termination.

8.	Two copies of an agreement relating to trade secrets, confidential information, clients, et cetera, are enclosed. We ask that all Partners sign this agreement. Please review and sign both copies and return one to me for processing. Of course, please call me if you have any questions about this agreement.

9.	You have advised us that you have not signed any agreements that will, in any way, prohibit your joining our firm or performing your work with us.

10.	This agreement, which contains our entire understanding, can be amended only in writing which is signed by you, the San Francisco Office Managing Partner, together with any one of the CEO, the CAO, or the President, the Americas of the company. You specifically acknowledge that no promises or commitments have been made to you that are not set forth in this letter.

To acknowledge your acceptance of our offer of employment, please sign and return to me the enclosed copy of this letter, together with the agreement referred to in Item 8 above.

Sincerely,

/s/ Jeffrey W. Hodge
Jeffrey W. Hodge
Office Managing Partner

Enclosures

cc:	Patrick S.Pittard

David C. Anderson

Donald M. Kilinski

Richard D. Nelson

HEIDRICK & STRUGGLES

Consultants in Executive Search

Mr. Kelvin Thompson

December 29, 1999

Page Four

ACCEPTED:

/s/ Kelvin Thompson	04/07/00
Kelvin Thompson	Date

HEIDRICK & STRUGGLES

Consultants in Executive Search

HEIDRICK & STRUGGLES

Consultants in Executive Search

May 31, 2000

Jeffrey W. Hodge

Managing Partner

Mr. Kelvin J.R. Bolli-Thompson

234 Reed Street

Mill Valley, CA 94941

Dear Kelvin:

This letter will serve as a first amendment to your employment agreement dated December 29, 1999, between you and Heidrick & Struggles, Inc. (“Agreement”) as follows:

1.	The following paragraph is being added to Section 1 of your Agreement to read as follows:

“You will be a “Senior Partner-elect” which will entitle you to be automatically considered to be appointed the internal title of “Senior Partner” when such appointments are next made. This title will be in effect from the date you join the firm until the next Senior Partner appointment process.”

2.	Except as amended above, the Agreement remains in full force and effect without change.

To acknowledge acceptance of this amendment, please sign and return to me the enclosed copy of this letter.

Very truly yours,

/s/ Jeffrey W. Hodge
Jeffrey W. Hodge

Enclosure

ACCEPTED:

/s/ Kelvin J.R. Bolli-Thompson	June 2, 2000
Kelvin J.R. Bolli-Thompson	Date

APPROVED:

/s/ Richard D. Nelson	6-6-2000
Richard D. Nelson	Date

One California Street    Suite 2400    San Francisco, CA 94111    Phone: 415/981-2854    Fax: 415/981-0482

Heidrick & Struggles, Inc.    Offices in Principal Cities of the World     www.heidrick.com

December 19, 2006

Mr. Kelvin J.R. Bolli-Thompson

234 Reed Street

Mill Valley, CA 94941

Dear Kelvin:

This letter will serve to amend your offer letter dated December 29, 1999, and the subsequent amendment to that letter dated May 31, 2000, between you and Heidrick & Struggles, Inc (“Agreement”).

This will confirm the proposed change to your Guaranteed Total Compensation Minimum (“GTCM”), which GTCM for the 2006 calendar year will consist of the following:

1.	Base Fee/SOB Salary - Your Fee/SOB monthly salary is $29,166.67 (which is equivalent to $350,000.00 annually).

2.	Management Salary - Your management monthly salary is $12,500.00 (which is equivalent to $150,000.00 annually).

3.	Target Management Bonus - Your Target Management Bonus is $150,000.00 (20% of which will be paid in equivalent value RSU’s), and, subject to the Company Performance Factor (CPF).

4.	Fee/SOB Bonus - The expectation by the Company is for you to earn a minimum in Fee/SOB Bonus of $850,000.00 (20% of which will be paid in RSU’s, valued at the time the Company makes such equity grants in 2007), and, subject to the Company Performance Factor (CPF).

Accordingly, your 2006 GTCM of $1,500,000 will be subject to CPF (as noted in items 3 and 4 above). Plus, any bonus of any kind earned in 2006 (whether or not paid in 2006), will count toward any unearned portion of your Fee/SOB Bonus as set forth in item no. 4 above.

This Agreement will terminate as of 31 December 2006.

To acknowledge acceptance of this amendment, please sign and return to me the enclosed copy of this letter.

Sincerely,

/s/ Patricia Willard
Patricia Willard
Chief Human Resources Officer

Enclosure

ACCEPTED:

/s/ Kelvin J.R. Bolli-Thompson	December 26, 2006
Kelvin J.R. Bolli-Thompson	Date